Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 14, 2023, Roivant Sciences Ltd. (“Roivant” or the “Company”) completed the previously announced sale (the “Transaction”) of all of the shares of capital stock it held in Telavant Holdings, Inc. (“Telavant”) to Roche Holdings, Inc. (“Roche” or the “Buyer”). The Transaction was made pursuant to a Stock Purchase Agreement dated October 22, 2023 (the “Purchase Agreement”) among the Company, Pfizer Inc. (“Pfizer”, and together with Roivant, the “Sellers”), Roche and Telavant. Telavant was jointly formed by Roivant and Pfizer in 2022 to develop and commercialize RVT-3101, an anti-TL1A antibody in development for ulcerative colitis (“UC”) and Crohn’s disease, in the United States and Japan. Roivant owned 75% of the issued and outstanding shares of common stock and preferred stock of Telavant and Pfizer owned the remaining 25%, in each case on an as-converted basis. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Roche agreed to acquire from the Sellers all of the issued and outstanding shares of capital stock of Telavant. The Sellers received approximately $7.1 billion in cash at the closing of the Transaction, as set forth in the Purchase Agreement, and the Sellers will receive a milestone payment of $150 million in cash payable upon the initiation of a Phase 3 trial in UC. As described in more detail in the Purchase Agreement, the $7.1 billion cash received is paid to all of Telavant’s equity holders, including holders of restricted stock units, on a pro rata basis relative to their ownership of Telavant prior to the closing of the Transaction. Upon satisfaction of the milestone, cash received will be paid to all of the previously mentioned Telavant equity holders in the same fashion. At the closing of the Transaction, Roche acquired the full rights to further develop and manufacture RVT-3101 and commercialize it in the United States and Japan pending clinical and regulatory success. Roche is committed to starting a global Phase 3 trial for RVT-3101 as soon as possible to bring this promising therapy to patients suffering from inflammatory bowel disease. Outside of the United States and Japan, Pfizer holds commercialization rights. In addition, following the closing of the Transaction, Roche received an option to enter into a global collaboration with Pfizer on a next generation p40/TL1A directed bispecific antibody, currently in Phase 1.

The Telavant entity that was sold does not meet the definition of a business under accounting principles generally accepted in the United Stated (“U.S. GAAP”). Therefore, the Transaction is accounted for as the sale of nonfinancial assets. The following unaudited pro forma condensed consolidated financial statements are intended to show how the Transaction might have affected the historical financial statements of Roivant if the Transaction had been completed at an earlier time as indicated therein, and such unaudited pro forma condensed consolidated financial statements are derived from, and should be read in conjunction with, Roivant’s historical financial statements and notes thereto, as presented in its Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the six months ended and the year ended September 30, 2023 and March 31, 2023, respectively. The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023, assumes the Transaction had occurred on September 30, 2023. The unaudited pro forma condensed consolidated statements of operations for the six months ended September 30, 2023, and the year ended March 31, 2023, give effect to the Transaction as if it had occurred as of April 1, 2022.

The transaction accounting adjustments to reflect the sale of Telavant in the unaudited pro forma condensed consolidated financial statements include:

•	the sale of the shares and the derecognition of assets and liabilities of Telavant pursuant to the Purchase Agreement;

•	adjustments required to record the estimated cash proceeds received in connection with the Transaction;

•	adjustments required to recognize the elimination of Pfizer’s noncontrolling interest in Telavant;

•	adjustments required to recognize the transaction costs arising from the Transaction;

•	adjustments required to recognize share-based compensation expense and severance expense incurred by Roivant in connection with the Transaction; and

•	adjustments required to recognize the estimated gain associated with the Transaction.

The contingent consideration of $150 million related to initiating the Phase 3 trial in UC is not reflected as transaction consideration in the unaudited pro forma condensed consolidated financial statements because it was not probable on the  Transaction closing date that the milestone would be achieved. The milestone will be recorded at the time, if and when it is probable of being achieved.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are based upon estimates by Roivant’s management, which are based upon available information and certain assumptions that Roivant’s management believes are reasonable as of the date of this filing. Actual amounts could differ materially from these estimates. The unaudited pro forma condensed consolidated financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the Transaction been consummated as of the periods indicated above, nor does it purport to indicate results which may be attained in the future. For example, these financial statements do not reflect any potential earnings or other impacts from the use of the proceeds from the sale or any synergies and dis-synergies that could result from the sale.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023, and the unaudited pro forma condensed consolidated statement of operations for the six months ended September 30, 2023, and the year ended March 31, 2023, should be read in conjunction with the notes thereto.

Roivant Sciences Ltd.
Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2023
(Unaudited)
(Dollars in Thousands, except per share amounts)
	Historical Roivant	Transaction Accounting Adjustments		Pro Forma Roivant

Assets
Current assets:
Cash and cash equivalents	$1,408,231	$5,218,173	(a), (b)	$6,626,404
Other current assets	143,396	(1,275)	(a)	142,121
Total current assets	1,551,627	5,216,898		6,768,525
Property and equipment, net	24,477	-		24,477
Operating lease right-of-use assets	48,629	-		48,629
Investments measured at fair value	250,393	-		250,393
Intangible assets, net	140,621	-		140,621
Other assets	49,796	-		49,796
Total assets	$2,065,543	$5,216,898		$7,282,441

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	44,123	-		44,123
Accrued expenses	152,923	(29,236)	(a), (c)	123,687
Operating lease liabilities	10,903	-		10,903
Current portion of long-term debt	48,998	-		48,998
Other current liabilities	8,599	-		8,599
Total current liabilities	265,546	(29,236)		236,310
Liability instruments measured at fair value	31,114	(248)	(a)	30,866
Operating lease liabilities, noncurrent	48,630	-		48,630
Long-term debt, net of current portion	389,445	-		389,445
Other liabilities	5,175	-		5,175
Total liabilities	739,910	(29,484)		710,426
Commitments and contingencies
Shareholders' equity:
Common shares, par value $0.0000000341740141 per share, 7,000,000,000 shares authorized and 800,792,365 and 760,143,393 shares issued and outstanding at September 30, 2023 and March 31, 2023, respectively	-	-		-
Preferred stock	-	-		-
Additional paid-in capital	5,320,503	-		5,320,503
Accumulated deficit	(4,368,897)	5,333,882	(d)	964,985
Accumulated other comprehensive loss	(3,072)	-		(3,072)
Shareholders’ equity attributable to Roivant Sciences Ltd.	948,534	5,333,882		6,282,416
Noncontrolling interests	377,099	(87,500)	(e)	289,599
Total shareholders' equity	1,325,633	5,246,382		6,572,015
Total liabilities and shareholders' equity	$2,065,543	$5,216,898		$7,282,441

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Roivant Sciences Ltd.
Pro Forma Condensed Consolidated Statement of Operations
For the six months ended September 30, 2023
(Unaudited)
(Dollars in Thousands, except per share amounts)

	Historical Roivant	Transaction Accounting Adjustments		Pro Forma Roivant

Revenue:
Product revenue, net	$35,083	$-		$35,083
License, milestone and other revenue	23,642	-		23,642
Revenue, net	58,725	-		58,725
Operating expenses:
Cost of revenues	7,480	-		7,480
Research and development	257,117	(36,089)	(f)	221,028
Acquired in-process research and development	26,450	-		26,450
Selling, general and administrative	320,545	(7,745)	(f)	312,800
Total operating expenses	611,592	(43,834)		567,758
Loss from operations	(552,867)	43,834		(509,033)
Change in fair value of investments	53,413	-		53,413
Change in fair value of debt and liability instruments	76,045	-		76,045
Gain on deconsolidation of subsidiaries	(17,354)	-		(17,354)
Interest income	(31,014)	-		(31,014)
Interest expense	18,159	-		18,159
Other expense, net	1,338	-		1,338
Loss before income taxes	(653,454)	43,834		(609,620)
Income tax expense	5,509	-		5,509
Net loss	(658,963)	43,834		(615,129)
Net loss attributable to noncontrolling interests	(62,820)	-		(62,820)
Net loss attributable to Roivant Sciences Ltd.	$(596,143)	$43,834		$(552,309)

Net Loss per Common Share
Weighted average shares outstanding, basic and diluted	764,780,630			764,780,630
Basic and diluted net loss per common share	$(0.78)			$(0.72)

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Roivant Sciences Ltd.
Pro Forma Condensed Consolidated Statement of Operations
For the year ended March 31, 2023
(Unaudited)
(Dollars in Thousands, except per share amounts)

	Historical Roivant	Transaction Accounting Adjustments		Pro Forma Roivant

Revenue:
Product revenue, net	$28,011	$-		$28,011
License, milestone and other revenue	33,269	-		33,269
Revenue, net	61,280	-		61,280
Operating expenses:
Cost of revenues	13,128	-		13,128
Research and development	525,215	(99,577)	(f)	425,638
Acquired in-process research and development	97,749	-		97,749
Selling, general and administrative	600,506	13,263	(f), (g)	613,769
Total operating expenses	1,236,598	(86,314)		1,150,284
Gain on sale of Telavant net assets	-	5,333,882	(h)	5,333,882
Income (loss) from operations	(1,175,318)	5,420,196		4,244,878
Change in fair value of investments	20,815	-		20,815
Change in fair value of debt and liability instruments	78,001	-		78,001
Gain on deconsolidation of subsidiaries	(29,276)	-		(29,276)
Interest income	(32,184)	-		(32,184)
Interest expense	27,968	-		27,968
Other income, net	(15,808)	-		(15,808)
Income (loss) from continuing operations before income taxes	(1,224,834)	5,420,196		4,195,362
Income tax expense	5,190	-		5,190
Income (loss) from continuing operations, net of tax	(1,230,024)	5,420,196		4,190,172
Net loss attributable to noncontrolling interests	(106,433)	-		(106,433)
Net income (loss) from continuing operations attributable to Roivant Sciences Ltd.	$(1,123,591)	$5,420,196		$4,296,605

Earnings per Common Share
Weighted average shares outstanding, basic and diluted	712,791,115			712,791,115
Basic and diluted net income (loss) from continuing operations per common share	$(1.58)			$6.03

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Roivant Sciences Ltd.
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

Note 1 — Basis of Presentation
The pro forma financial information is prepared pursuant to Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of the filing of the Current Report on Form 8-K to which this pro forma financial information is attached.
The pro forma financial information is based on financial statements prepared in accordance with U.S. GAAP, which is subject to change and interpretation. The pro forma financial information is based on and derived from the Company’s historical condensed consolidated financial statements, adjusted for certain transaction accounting adjustments. Actual adjustments, however, may differ materially from the information presented. The pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Transaction. The pro forma adjustments also do not include management adjustments to reflect any potential dis-synergy costs or benefits that may result from the realization of future cost savings in connection with the Transaction as management does not believe presenting such adjustments would enhance an understanding of the pro forma effects thereof. In addition, the pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the U.S Securities and Exchange Commission. The pro forma financial information is not necessarily indicative of what the financial position or results of operations would have actually been had the Transaction occurred on the dates indicated. In addition, the pro forma financial information should not be considered to be indicative of the Company’s future consolidated financial performance and results of operations.

Note 2 — Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following notes and adjustments:

(a)	Sale of Telavant shares and derecognition of the assets and liabilities of Telavant pursuant to the Purchase Agreement.
(b)	Recognition of $5.2 billion of cash received by Roivant at the closing of the Transaction.
(c)	Elimination of $3.3 million of transaction expenses accrued on Roivant’s condensed consolidated balance sheet as of September 30, 2023, which were subsequently paid by Roche in the Transaction.
(d)
Recognition of a $5.3 billion gain on the Transaction allocated to Roivant, assuming the Transaction had occurred on September 30, 2023 (see calculation below). The $150 million contingent milestone payment is not included in the gain because it was not probable on the Transaction closing date that the milestone would be achieved. It will be recognized subsequently, if and when the milestone is probable of being achieved. The gain on disposal qualifies under the substantial shareholding exemption of UK corporate tax law.

(in millions)
Cash received from Buyer Upon Closing	$5,234.4
Add: Accrued Transaction Expenses Paid on Behalf of Roivant	3.3
Add: Carrying Amount of Pfizer’s Noncontrolling Interest Derecognized	87.5
Add: Carrying Amount of Net Liabilities Relieved	8.7
Gain on Sale of Telavant Net Assets	$5,333.9

(e)	Elimination of Pfizer’s noncontrolling interest in Telavant as of September 30, 2023. There is no impact to net income (loss) attributable to noncontrolling interests in the income statement.
(f)	Derecognition of Telavant expenses for the year ended March 31, 2023, and the six months ended September 30, 2023.
(g)
Recognition of expenses incurred as a result of the Transaction, including $6.7 million of transaction expenses directly attributable to the Transaction that were incurred subsequent to September 30, 2023, recognition of $8.7 million of share-based compensation expense for Telavant employee restricted stock units that were vested for accounting purposes in accordance with the original grant agreement terms as of the Transaction date, and recognition of $192 thousand of expense for severance payments made in accordance with the terms of Telavant employees’ original employment agreements.

(h)
Recognition of a $5.3 billion gain on the Transaction allocated to Roivant (see note (d)). The Company notes that the pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 2023, assumes that the Transaction occurred as of April 1, 2022. However, Telavant did not exist until November 14, 2022. Hence, the gain presented in the pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 2023, is the same gain on sale calculated for the pro forma condensed consolidated balance sheet as of September 30, 2023 (which assumes that the Transaction occurred as of September 30, 2023).